EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-171217 and No. 333-179182) on Form S-8 of our report dated March 30, 2022, with respect to the consolidated financial statements of Gerdau S.A.

/s/ KPMG Auditores Independentes Ltda.

Porto Alegre, Brazil

March 28, 2024